Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)

	2003	2004	2005	2006	2007	2008
January	22.3	21.0	17.3	21.3	20.5	17.3
February	21.8	21.6	18.6	22.2	19.7	17.1
March	20.9	21.8	20.7	22.9	20.5
April	21.2	22.0	21.5	23.4	21.0
May	20.8	20.8	21.6	24.2	21.4
June	22.0	20.2	22.6	25.0	21.9
July	22.2	20.0	22.7	24.6	21.2
August	23.1	19.6	22.9	22.8	20.1
September	21.6	17.7	21.2	20.3	18.1
October	22.2	16.9	21.6	20.4	18.4
November	21.7	16.8	20.9	20.8	18.7
December	22.6	16.6	21.6	21.1	18.2

12 Month Rolling Average (%)

	2003	2004	2005	2006	2007	2008
January	25.4	21.7	18.9	21.8	22.2	19.4
February	25.0	21.8	18.9	21.9	21.9	19.4
March	24.4	22.0	18.8	22.1	21.7
April	23.8	21.9	19.0	22.3	21.6
May	23.1	21.8	19.3	22.5	21.2
June	22.8	21.5	19.7	22.8	21.0
July	22.6	21.3	19.9	22.8	20.8
August	22.5	20.9	20.2	22.5	20.5
September	22.1	20.4	20.4	22.5	20.3
October	22.0	19.8	20.9	22.4	20.2
November	21.9	19.5	21.1	22.5	20.0
December	21.8	18.9	21.6	22.3	19.6